Exhibit 99.1

Avalo Therapeutics Reports Second Quarter 2026 Financial Results and Recent Business Updates

•Plans to initiate a registrational Phase 3 program evaluating abdakibart in hidradenitis suppurativa (HS) in the first half of 2027
•Expanded pipeline with AVTX-010, a long-acting next-generation anti-IL-1β antibody, with IND submission planned for the first half of 2027
•Appointed Ron Philip to the Board of Directors
•Cash, cash equivalents and investments of $472.2 million as of June 30, 2026, expected to provide runway into 2029

WAYNE, PA., August 6, 2026 — Avalo Therapeutics, Inc. (Nasdaq: AVTX), a clinical stage biotechnology company dedicated to developing therapeutics targeting the IL-1β pathway for immune-mediated inflammatory diseases, today announced business updates and financial results for the second quarter of 2026.

“In the second quarter, we achieved the key objectives that positioned Avalo for its next phase of growth,” said Garry Neil, MD, Chief Executive Officer of Avalo. “We delivered positive topline Phase 2 LOTUS results for abdakibart in HS, secured the capital to take it into a registrational Phase 3 program in HS, and expanded our pipeline with AVTX-010, a long-acting next-generation anti-IL-1β antibody. Our focus now is execution – starting with advancing abdakibart, which we believe has the potential to offer best in disease efficacy, safety and dosing convenience, toward Phase 3 initiation in HS as well as building a broader IL-1β franchise.”

Recent Corporate Highlights and Upcoming Anticipated Milestones

•Avalo plans to initiate a registrational Phase 3 program evaluating abdakibart in HS in the first half of 2027.
•Announced the advancement of AVTX-010, a long-acting next-generation anti-IL-1β monoclonal antibody with the potential for development in HS as well as other inflammatory disorders. The Company expects to submit an Investigational New Drug (IND) application in the first half of 2027.
•Appointed Ron Philip to its Board of Directors. Ron contributes deep strategic and commercial expertise, with a proven track record of bringing novel therapies to market.
•Added to the Russell 2000® and Russell 3000® Indexes as part of the FTSE Russell annual reconstitution.

Second Quarter 2026 Financial Update:

•Cash, cash equivalents and investments were $472.2 million as of June 30, 2026. Net cash used in operating activities was $37.7 million for the six months ended June 30, 2026. Avalo’s current cash, cash equivalents, and investments are expected to fund operations into 2029.
•Research and development expenses were $23.4 million for the second quarter of 2026, an increase of $9.3 million from the second quarter of 2025, driven by the recognition of a $10.0 million development milestone for abdakibart, as well as costs related to and supporting the development of abdakibart in HS.
•General and administrative expenses were $8.1 million for the second quarter of 2026, an increase of $2.9 million from the second quarter of 2025, primarily driven by stock-based compensation expense.

•Net loss was $36.4 million for the second quarter of 2026, an increase of $15.6 million from the second quarter of 2025. The difference was mainly driven by a $12.2 million increase in operating expenses due to the $9.3 million increase in research and development expenses and $2.9 million increase in general and administrative expenses, as discussed above. Basic and diluted net loss per share was $0.83 and $1.92 for the second quarters of 2026 and 2025, based on 43,602,044 and 10,829,760 weighted average common shares outstanding, respectively.

Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$85,382	$15,858
Short-term investments	314,894	82,478
Prepaid expenses and other current assets	7,607	6,913
Restricted cash, current portion	49	37
Total current assets	407,932	105,286
Long-term investments	71,878	—
Property and equipment, net	288	460
Goodwill	10,502	10,502
Restricted cash, net of current portion	183	210
Total assets	$490,783	$116,458
Liabilities, mezzanine equity and stockholders’ equity
Current liabilities:
Accounts payable	$3,347	$137
Accrued expenses and other current liabilities	17,783	12,803
Total current liabilities	21,130	12,940
Royalty obligation	2,000	2,000
Deferred tax liability, net	463	434
Derivative liability, non-current	18,530	18,000
Other long-term liabilities	—	35
Total liabilities	42,123	33,409
Mezzanine equity:
Series D Preferred Stock—$0.001 par value; 0 and 1 share of Series D Preferred Stock authorized at June 30, 2026 and December 31, 2025, respectively; 0 and 1 share of Series D Preferred Stock issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Series E Preferred Stock—$0.001 par value; 0 and 1 share of Series E Preferred Stock authorized at June 30, 2026 and December 31, 2025, respectively; 0 and 1 share of Series E Preferred Stock issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Stockholders’ equity:
Common stock—$0.001 par value; 200,000,000 shares authorized at June 30, 2026 and December 31, 2025; 52,900,692 and 18,512,757 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	53	18
Series C Preferred Stock—$0.001 par value; 4,085 and 34,326 shares of Series C Preferred Stock authorized at June 30, 2026 and December 31, 2025, respectively; 4,085 and 18,792 shares of Series C Preferred Stock issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Series C-1 Preferred Stock—$0.001 par value; 4,295 and 0 shares of Series C-1 Preferred Stock authorized at June 30, 2026 and December 31, 2025, respectively; 4,295 and 0 shares of Series C-1 Preferred Stock issued and outstanding at June 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	953,700	531,485
Accumulated other comprehensive (loss) income	(583)	68
Accumulated deficit	(504,510)	(448,522)
Total stockholders’ equity	448,660	83,049
Total liabilities, mezzanine equity and stockholders’ equity	$490,783	$116,458
The consolidated balance sheets as of June 30, 2026 and December 31, 2025 have been derived from the reviewed and audited financial statements, respectively, but do not include all of the information and footnotes required by accounting principles accepted in the United States for complete financial statements.

Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	23,418	14,074	37,466	23,195
General and administrative	8,099	5,242	14,953	10,789
Total operating expenses	31,517	19,316	52,419	33,984
Loss from operations	(31,517)	(19,316)	(52,419)	(33,984)
Other (expense) income:
Change in fair value of derivative liability	(1,010)	(2,530)	(530)	(2,150)
Change in fair value of contingent consideration	(6,574)	—	(6,574)	—
Interest income, net	2,761	1,097	3,564	2,244
Total other (expense) income, net	(4,823)	(1,433)	(3,540)	94
Loss before taxes	(36,340)	(20,749)	(55,959)	(33,890)
Income tax expense	18	16	29	24
Net loss	$(36,358)	$(20,765)	$(55,988)	$(33,914)

Net loss per share of common stock, basic and diluted	$(0.83)	$(1.92)	$(1.75)	$(3.18)
Weighted average common shares outstanding	43,602,044	10,829,760	31,919,388	10,673,200

Comprehensive loss:
Net loss	$(36,358)	$(20,765)	$(55,988)	$(33,914)
Other comprehensive loss:
Unrealized loss on investments, net	(577)	(34)	(651)	(34)
Comprehensive loss	$(36,935)	$(20,799)	$(56,639)	$(33,948)

The unaudited consolidated statements of operations for the three and six months ended June 30, 2026 and 2025 have been derived from the reviewed financial statements, but do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

About Avalo Therapeutics

Avalo Therapeutics is a clinical stage biotechnology company dedicated to developing therapeutics targeting the IL-1β pathway for immune-mediated inflammatory diseases. Avalo is advancing its lead anti-IL-1β monoclonal antibody (mAb) drug candidate, abdakibart, into a phase 3 registrational program in hidradenitis suppurativa (HS), a chronic inflammatory skin condition that affects an estimated 1-4% of the population globally. Avalo is pursuing additional development opportunities in IL-1β driven indications. Avalo is also developing AVTX-010, a long-acting next-generation anti-IL-1β mAb. For more information about Avalo, please visit www.avalotx.com.

About Abdakibart

Abdakibart is a humanized monoclonal antibody (IgG4) that binds to interleukin-1β (IL-1β) with high affinity and neutralizes its activity. IL-1β is a pro-inflammatory cytokine that plays a central role in the pathogenesis of a wide range of human diseases. It activates immune cells that generate proinflammatory cytokines, including IL-6, TNF-α, and IL-17. Dysregulated IL-1β signaling is a major driver of inflammation, contributing to the progression of autoimmune disorders. IL-1β inhibition has proven effective in multiple immune-mediated inflammatory diseases.

About AVTX-010

AVTX-010 is an Fc-engineered, long-acting anti-IL-1β monoclonal antibody designed to extend half-life while preserving the pharmacology and specificity of abdakibart.

Forward-Looking Statements

This press release includes forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond our control), which could cause actual results to differ from the forward-looking statements. Such statements may include, without limitation, statements with respect to our plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “might,” “will,” “could,” “would,” “should,” “continue,” “seeks,” “aims,” “predicts,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” or similar expressions (including their use in the negative), or by discussions of future matters such as: therapeutic potential, clinical benefits and safety profiles of abdakibart (AVTX-009); plans to advance abdakibart into a registrational phase 3 program; plans to advance AVTX-010 into clinical trials; the timing of an IND submission for AVTX-010 in the first half of 2027; our financial condition and expected cash runway into 2029; expectations regarding timing, success and data announcements of ongoing preclinical studies and clinical trials; drug development costs, reliance on investigators and enrollment of patients in clinical trials; and our plans to develop and commercialize our current and any future product candidates and the implementation of our business model and strategic plans for our business.

Any forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements including, without limitation, risks associated with: the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of our product candidates; the risk that the results of prior preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical studies and clinical trials, including those for abdakibart and AVTX-010; the timing and outcome of any interactions with regulatory authorities; obtaining, maintaining and protecting our intellectual property; the availability of funding sufficient for our operating expenses and capital expenditure requirements, reliance on key personnel; regulatory risks; general economic and market risks and uncertainties, including those caused by the war in Ukraine and the Middle East; and those other risks detailed in our filings with the Securities and Exchange Commission, available at www.sec.gov. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. In addition, any forward-looking statements represent our view only as of today and should not be relied upon as representing its views as of any subsequent date. You should not rely upon forward-looking statements as predictions of future events and actual results or events could differ materially from the plans, intentions and expectations disclosed herein. Except as required by applicable law, we expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For media and investor inquiries
Christopher Sullivan, CFO
Avalo Therapeutics, Inc.
ir@avalotx.com
410-803-6793

or

Meru Advisors
Lauren Glaser
lglaser@meruadvisors.com